Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Fourth Quarter and Full Year 2023 Earnings; Declares Quarterly Dividend

Indiana, PA, January 30, 2024 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year of 2023.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Years Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Reported Results
Net income	$44,827	$39,231	$35,733	$157,063	$128,181
Diluted earnings per share	$0.44	$0.38	$0.38	$1.54	$1.37
Return on average assets	1.56%	1.38%	1.47%	1.42%	1.34%
Return on average equity	14.11%	12.46%	13.61%	12.80%	11.99%

Operating Results (non-GAAP)(1)
Core net income	$44,964	$39,611	$36,750	$172,697	$129,561
Core diluted earnings per share	$0.44	$0.39	$0.39	$1.70	$1.38
Core pre-tax pre-provision net revenue	$55,028	$55,652	$55,289	$221,505	$183,038
Provision expense	$(1,865)	$5,885	$9,120	$14,813	$21,106
Net charge-offs	$16,338	$3,976	$2,014	$30,152	$7,137
Reserve build/(release)(2)	$(16,619)	$791	$6,813	$14,812	$10,384
Core return on average assets (ROAA)	1.56%	1.39%	1.51%	1.56%	1.35%
Core pre-tax pre-provision ROAA	1.91%	1.95%	2.28%	2.00%	1.91%
Return on average tangible common equity	20.78%	18.55%	19.77%	19.01%	17.30%
Core return on average tangible common equity	20.85%	18.73%	20.32%	20.86%	17.49%
Core efficiency ratio	53.00%	53.42%	50.00%	52.91%	54.59%
Net interest margin (FTE)	3.65%	3.76%	3.99%	3.81%	3.58%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Fourth Quarter 2023 Highlights
•Record net income of $44.8 million and record diluted earnings per share of $0.44 represent an increase of $5.6 million, or $0.06 per share from the previous quarter and an increase of $9.1 million, or $0.06 per share from the fourth quarter of 2022
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $55.0 million, a decrease of $0.6 million from the previous quarter and a decrease of $0.3 million from the fourth quarter of 2022

•Total loans increased $63.7 million, or 2.8% annualized, from the previous quarter, driven by growth in the Equipment Finance and Commercial Construction portfolios
◦Average loans increased $89.9 million, or 4.0% annualized, from the previous quarter
•Average deposits increased $37.3 million, or 1.6% annualized, compared to the prior quarter
•Net interest income (FTE) of $96.1 million decreased $2.0 million from the previous quarter but increased $7.7 million from the fourth quarter of 2022
•Noninterest income (excluding $0.1 million losses on investment securities in 3Q 2023) of $24.3 million decreased $0.6 million from the previous quarter
•Noninterest expense (excluding $0.2 million and $0.4 million of merger related expenses in 4Q 2023 and 3Q 2023, respectively) of $65.0 million decreased $2.0 million from the previous quarter
•Total shareholders’ equity increased $73.7 million from the previous quarter due to a $42.3 million decrease in unrealized losses on available-for-sale (AFS) securities and interest rate swaps, and a $32.1 million increase in retained earnings
•Tangible book value per share grew 8.9% (not annualized) compared to the prior quarter to $9.09
Profitability
•Core return on average assets (ROAA) improved seventeen basis points to 1.56% compared to the previous quarter
•Core pre-tax pre-provision ROAA(1) for the quarter ended December 31, 2023 was 1.91% as compared to 1.95% in the prior quarter and 2.28% in the fourth quarter of 2022
•The net interest margin of 3.65% decreased 11 basis points from the prior quarter but increased 34 basis points from the fourth quarter of 2022
•The core efficiency ratio(1) of 53.00% decreased 42 basis points from the previous quarter but increased 301 basis points from the fourth quarter of 2022
Strong capital position
•Bank-level Common Equity Tier 1 Capital (CET1) ratio of 11.0%, which represents $420.2 million in excess capital above the regulatory “well capitalized” requirement of 6.5%
•A total of 73,184 shares at a weighted average price of $11.75 were repurchased during the fourth quarter of 2023 under the Company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $17.4 million as of December 31, 2023
Asset quality
•The provision for credit losses was ($1.9) million, a decrease of $7.8 million compared to the previous quarter
•The allowance for credit losses as a percentage of end-of-period loans was 1.31%, as compared to 1.51% in the previous quarter
•Total nonperforming loans decreased $8.5 million from the previous quarter
•Net charge-offs on loans totaled $16.3 million, an increase of $12.4 million from the previous quarter
◦Approximately $12.0 million of the quarterly net charge-offs were loans specifically reserved for in previous quarters
◦Net charge-offs as a percentage of average loans outstanding was 0.72% in the fourth quarter of 2023 as compared to 0.18% in the previous quarter

Full Year 2023 Highlights
Franchise Growth
•On January 31, 2023, the company completed its planned expansion into Central and Eastern Pennsylvania with the acquisition of Centric Financial Corporation (Centric)
•Total loans grew $421.0 million, or 5.5% compared to the prior year (excluding $923.6 million of loans acquired in the Centric acquisition at close)
•Average deposits grew $308.8 million, or 3.8% compared to the prior year (excluding $692.7 million of average annualized deposits acquired in the Centric acquisition at close)
◦End of period deposits grew $429.8 million, or 5.4% compared to the prior year (excluding $757.0 million of deposits acquired in the Centric acquisition)
Earnings
•Record $157.1 million net income and $1.54 diluted earnings per share
◦Core net income(1) was $172.7 million, or $1.70 diluted earnings per share, compared to $129.6 million, or $1.38 diluted earnings per share in the prior year
•Core pre-tax pre-provision income(1) grew $38.5 million, or 21.0% from the prior year
•Operating leverage was positive for the year ended December 31, 2023
◦Core revenue(1) grew $71.5 million, or 17.4%, from the prior year
◦Core noninterest expense(1) increased $31.2 million, or 13.9%, from the prior year
Profitability
•The core efficiency ratio(1) improved 167 basis points to 52.91% compared to the prior year
•The return on average assets (ROAA) for the year ended December 31, 2023 was 1.42%
◦Core ROAA(1) for the year ended December 31, 2023 was 1.56% as compared to 1.35% in the prior year
◦Core pre-tax pre-provision ROAA(1) for the year ended December 31, 2023 was 2.00% as compared to 1.91% in the prior year
“I am proud of the progress we made as a company in 2023. We overcame a very challenging deposit gathering environment, expanded our retail franchise in Central PA and grew within our existing geographies to produce record core earnings per share of $1.70 with a core pre-tax, pre-provision ROAA of 2.00%,” stated T. Michael Price, President and CEO. “While the economic outlook remains uncertain going into 2024, we will remain focused on building on this positive momentum and continuing to live out our mission to improve the financial lives of our neighbors and their businesses.”
Earnings
Net income for the fourth quarter of 2023 was $44.8 million, or $0.44 per share, compared to $39.2 million, or $0.38 per share in the third quarter of 2023 and $35.7 million, or $0.38 per share for the fourth quarter of 2022.
Net income for the year ended December 31, 2023 was $157.1 million, or $1.54 per share, compared to $128.2 million, or $1.37 per share for the same period in 2022.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $96.1 million decreased $2.0 million from the previous quarter and increased $7.7 million from the prior year quarter. The increase from the previous quarter was primarily due to an 11 basis point decrease in the net interest margin, partially offset by a $90.8 million increase in average interest-earning assets.
The net interest margin for the fourth quarter of 2023 was 3.65%, a decrease of 11 basis points from the previous quarter and a decrease of 34 basis points from the fourth quarter of 2022. The total cost of deposits increased 23 basis points due to a $285.8 million increase in higher cost money market and time deposits and a decrease of $248.6 million in demand deposit and savings accounts, partially offset by a 10 basis point increase in loan yields due to higher replacement yields on new loan volume and a $89.9 million increase in average loans.
Total average deposits increased $37.3 million, or 1.6% annualized in the fourth quarter of 2023 as compared to the previous quarter. Total end-of-period deposits decreased $48.8 million, or 2.1% annualized, from the previous quarter primarily due to a seasonal decline in public funds.
Asset Quality
Provision for credit losses totaled ($1.9) million in the fourth quarter of 2023 as compared to $5.9 million in the previous quarter. The decrease in provision expense during the quarter was primarily driven by lower unfunded commitments and improved qualitative factors, including in the company’s high risk portfolio.
Nonperforming loans totaled $39.5 million, a decrease of $8.5 million from the previous quarter and an increase of $4.0 million from the fourth quarter of 2022. Nonperforming loans represented 0.44% of total loans as compared to 0.54% and 0.46% for the periods ended September 30, 2023 and December 31, 2022, respectively.
At December 31, 2023, criticized loans totaled $210.2 million, an increase of $17.0 million from the previous quarter.
During the fourth quarter of 2023, net charge-offs were $16.3 million as compared to net charge-offs of $4.0 million in the previous quarter and $2.0 million in the fourth quarter of 2022. The increase from the prior quarter was driven by $8.2 million acquired loans with a combined specific reserve of $6.0 million and $4.3 million for a commercial real estate credit which was reserved for in prior periods.
Net charge-offs (annualized) as a percentage of average loans were 0.72%, 0.18% and 0.11% for the periods ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding gains and losses on investment securities) totaled $24.3 million for the fourth quarter of 2023, as compared to $24.9 million for the third quarter of 2023 and $24.3 million for the fourth quarter of 2022. The $0.6 million decrease from the previous quarter was primarily due to a $0.5 million decrease in gain on sale of Mortgage loans and a $0.4 million decrease in Trust income, partially offset by a $0.6 million increase in gain on sale of Small Business Administration (SBA) loans.
For the year ended December 31, 2023, noninterest income (excluding gains and losses on investment securities) totaled $96.7 million, a decrease of $2.0 million from the prior year. The decrease from the prior year was primarily due to a $3.2 million decrease in commercial swap fee income and a $1.3 million decrease in gain on sale of mortgage loans, partially offset by a $1.8 million increase in service charges on deposit accounts and a $1.0 million increase in card related interchange income.
There were $0.1 million of net security losses in 2023 and no material gains or losses in the prior year.
Noninterest expense (excluding merger related expenses) totaled $65.0 million for the fourth quarter of 2023, as compared to $67.0 million for the third quarter of 2023 and $57.1 million for the fourth quarter of 2022. The $2.0 million decrease from the previous quarter was primarily the result of a $1.2 million decrease in accrued Pennsylvania shares tax obligations and a $0.6 million decrease in advertising and promotion expenses, partially offset by a $0.6 million increase in salaries and benefits.
The core efficiency ratio was 53.00% during the fourth quarter of 2023 as compared to 53.42% in the previous quarter and 50.00% in the fourth quarter of 2022.
For the year ended December 31, 2023, noninterest expense (excluding merger related expenses) totaled $260.9 million, as compared to $227.9 million in the prior year. The $32.9 million increase from the prior year was primarily driven by higher operating expenses following the company’s acquisition of Centric on January 31, 2023.
The core efficiency ratio was 52.91% for the year ended December 31, 2023 as compared to 54.59% in the previous year.
Full time equivalent staff was 1,475 at December 31, 2023, 1,481 at September 30, 2023, and 1,424 at December 31, 2022.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.125 per share, which represents a 4.2% increase from the fourth quarter of 2022. The cash dividend is payable on February 23, 2024 to shareholders of record as of February 9, 2024. This dividend represents a 3.3% projected annual yield utilizing the January 29, 2024 closing market price of $15.05.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2023 were 13.9%, 11.9%, 10.0% and 11.2%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter and full year 2023 on Wednesday, January 31, 2024 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
SUMMARY RESULTS OF OPERATIONS
Net interest income	$95,737	$97,757	$88,027	$385,676	$312,221
Provision for credit losses	(1,865)	5,885	9,120	4,160	21,106
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	10,653	—
Noninterest income	24,297	24,826	24,309	96,609	98,708
Noninterest expense	65,180	67,413	58,334	269,917	229,638
Net income	44,827	39,231	35,733	157,063	128,181
Core net income (5)	44,964	39,611	36,750	172,697	129,561
Earnings per common share (diluted)	$0.44	$0.38	$0.38	$1.54	$1.37
Core earnings per common share (diluted) (6)	$0.44	$0.39	$0.39	$1.70	$1.38
KEY FINANCIAL RATIOS
Return on average assets	1.56%	1.38%	1.47%	1.42%	1.34%
Core return on average assets (7)	1.56%	1.39%	1.51%	1.56%	1.35%
Return on average assets, pre-provision, pre-tax	1.91%	1.94%	2.22%	1.91%	1.89%
Core return on average assets, pre-provision, pre-tax	1.91%	1.95%	2.28%	2.00%	1.91%
Return on average shareholders' equity	14.11%	12.46%	13.61%	12.80%	11.99%
Return on average tangible common equity (8)	20.78%	18.55%	19.77%	19.01%	17.30%
Core return on average tangible common equity (9)	20.85%	18.73%	20.32%	20.86%	17.49%
Core efficiency ratio (2)(10)	53.00%	53.42%	50.00%	52.91%	54.59%
Net interest margin (FTE) (1)	3.65%	3.76%	3.99%	3.81%	3.58%

Book value per common share	$12.87	$12.14	$11.27
Tangible book value per common share (11)	9.09	8.35	7.92
Market value per common share	15.44	12.21	13.97
Cash dividends declared per common share	0.125	0.125	0.120	0.495	0.475
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.44%	0.54%	0.46%
Nonperforming assets as a percent of total assets (3)	0.36%	0.43%	0.37%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.72%	0.18%	0.11%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	298.23%	280.31%	289.98%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.31%	1.51%	1.35%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.5%	10.9%	10.7%
Tangible common equity as a percent of tangible assets (12)	8.4%	7.7%	7.8%
Leverage Ratio	10.0%	9.9%	10.2%
Risk Based Capital - Tier I	11.9%	11.6%	12.0%
Risk Based Capital - Total	13.9%	13.8%	14.4%
Common Equity - Tier I	11.2%	10.9%	11.1%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
INCOME STATEMENT
Interest income	$144,257	$139,885	$96,281	$529,998	$329,953
Interest expense	48,520	42,128	8,254	144,322	17,732
Net Interest Income	95,737	97,757	88,027	385,676	312,221
Provision for credit losses	(1,865)	5,885	9,120	4,160	21,106
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	10,653	—
Net Interest Income after Provision for Credit Losses	97,602	91,872	78,907	370,863	291,115
Net securities gains	—	(103)	—	(103)	2
Trust income	2,549	2,949	2,455	10,516	10,518
Service charges on deposit accounts	5,595	5,600	4,946	21,437	19,641
Insurance and retail brokerage commissions	2,457	2,305	2,051	9,628	8,857
Income from bank owned life insurance	1,211	1,242	1,149	4,875	5,459
Gain on sale of mortgage loans	776	1,270	948	3,951	5,276
Gain on sale of other loans and assets	1,740	1,027	1,525	6,744	6,036
Card-related interchange income	7,218	7,221	6,996	28,640	27,603
Derivative mark-to-market	(13)	35	(27)	14	368
Swap fee income	490	452	752	1,519	4,685
Other income	2,274	2,828	3,514	9,388	10,263
Total Noninterest Income	24,297	24,826	24,309	96,609	98,708
Salaries and employee benefits	36,232	35,640	31,664	142,871	126,031
Net occupancy	4,637	4,782	4,451	19,221	18,037
Furniture and equipment	4,372	4,414	3,990	17,308	15,582
Data processing	3,986	3,857	3,543	15,010	13,922
Pennsylvania shares tax	351	1,588	960	4,364	4,447
Advertising and promotion	1,061	1,662	1,093	5,713	5,031
Intangible amortization	1,210	1,344	726	4,983	3,196
Other professional fees and services	1,543	1,603	1,272	5,919	4,894
FDIC insurance	1,646	1,920	675	6,260	2,871
Litigation and operational losses	1,378	1,626	847	4,641	2,834
Loss on sale or write-down of assets	107	50	128	204	343
Merger and acquisition	174	379	1,254	9,034	1,702
Other operating expenses	8,483	8,548	7,731	34,389	30,748
Total Noninterest Expense	65,180	67,413	58,334	269,917	229,638
Income before Income Taxes	56,719	49,285	44,882	197,555	160,185
Income tax provision	11,892	10,054	9,149	40,492	32,004
Net Income	$44,827	$39,231	$35,733	$157,063	$128,181

Shares Outstanding at End of Period	102,114,664	102,184,652	93,376,314	102,114,664	93,376,314
Average Shares Outstanding Assuming Dilution	102,264,768	102,442,878	93,489,398	101,822,201	93,887,447

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2023	2023	2022
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$125,436	$122,982	$124,254
Interest-bearing bank deposits	21,557	214,088	29,990
Securities available for sale, at fair value	1,071,857	866,582	789,075
Securities held to maturity, at amortized cost	419,009	429,558	461,162
Loans held for sale	29,820	33,127	11,869

Loans and leases	8,968,761	8,901,725	7,642,143
Allowance for credit losses	(117,718)	(134,337)	(102,906)
Net loans and leases	8,851,043	8,767,388	7,539,237

Goodwill and other intangibles	386,535	387,328	312,533
Other assets	554,231	600,935	537,546
Total Assets	$11,459,488	$11,421,988	$9,805,666

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,388,533	$2,535,704	$2,670,508

Interest-bearing demand deposits	629,138	632,062	357,769
Savings deposits	4,886,781	4,928,607	4,572,183
Time deposits	1,287,857	1,144,692	405,009
Total interest-bearing deposits	6,803,776	6,705,361	5,334,961

Total deposits	9,192,309	9,241,065	8,005,469

Short-term borrowings	597,835	544,060	372,694
Long-term borrowings	186,757	187,017	181,224
Total borrowings	784,592	731,077	553,918

Other liabilities	168,313	209,315	194,205
Shareholders' equity	1,314,274	1,240,531	1,052,074
Total Liabilities and Shareholders' Equity	$11,459,488	$11,421,988	$9,805,666

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Years Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2023	Rate	2023	Rate	2022	Rate	2023	Rate	2022	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$8,974,613	5.89%	$8,884,731	5.79%	$7,491,352	4.76%	$8,714,770	5.64%	$7,172,624	4.23%
Securities and interest-bearing bank deposits (FTE) (1)	1,465,962	3.06%	1,465,069	2.85%	1,286,561	2.08%	1,437,000	2.74%	1,567,266	1.78%
Total Interest-Earning Assets (FTE) (1)	10,440,575	5.49%	10,349,800	5.37%	8,777,913	4.36%	10,151,770	5.23%	8,739,890	3.79%
Noninterest-earning assets	961,555		957,258		863,049		940,083		835,343
Total Assets	$11,402,130		$11,307,058		$9,640,962		$11,091,853		$9,575,233

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,540,364	1.90%	$5,581,623	1.67%	$4,884,236	0.29%	$5,508,182	1.46%	$4,970,835	0.11%
Time deposits	1,217,356	3.81%	1,054,216	3.48%	345,749	0.57%	972,735	3.28%	352,622	0.34%
Short-term borrowings	548,680	5.43%	504,025	5.23%	264,987	2.86%	439,556	4.95%	144,834	1.38%
Long-term borrowings	186,860	5.75%	187,122	5.94%	181,333	4.96%	186,687	5.45%	181,724	4.96%
Total Interest-Bearing Liabilities	7,493,260	2.57%	7,326,986	2.28%	5,676,305	0.58%	7,107,160	2.03%	5,650,015	0.31%
Noninterest-bearing deposits	2,434,560		2,519,184		2,729,716		2,552,596		2,708,580
Other liabilities	213,492		211,447		193,685		205,224		147,871
Shareholders' equity	1,260,818		1,249,441		1,041,256		1,226,873		1,068,767
Total Noninterest-Bearing Funding Sources	3,908,870		3,980,072		3,964,657		3,984,693		3,925,218
Total Liabilities and Shareholders' Equity	$11,402,130		$11,307,058		$9,640,962		$11,091,853		$9,575,233

Net Interest Margin (FTE) (annualized)(1)		3.65%		3.76%		3.99%		3.81%		3.58%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2023	2023	2022
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,310,405	$1,305,905	$1,132,032
Commercial real estate	3,053,152	3,050,084	2,425,012
Equipment Finance loans and leases	232,944	190,116	79,674
Real estate construction	541,633	508,875	395,439
Total Commercial	5,138,134	5,054,980	4,032,157

Consumer Loan Portfolio:
Closed-end mortgages	1,926,254	1,915,506	1,682,092
Home equity lines of credit	490,622	499,275	512,577
Real estate construction	56,102	66,672	117,662
Total Real Estate - Consumer	2,472,978	2,481,453	2,312,331

Auto & RV loans	1,277,969	1,285,380	1,210,451
Direct installment	27,167	27,888	31,938
Personal lines of credit	49,355	48,718	51,514
Student loans	3,158	3,306	3,752
Total Other Consumer	1,357,649	1,365,292	1,297,655
Total Consumer Portfolio	3,830,627	3,846,745	3,609,986
Total Portfolio Loans and Leases	8,968,761	8,901,725	7,642,143
Loans held for sale	29,820	33,127	11,869
Total Loans and Leases	$8,998,581	$8,934,852	$7,654,012

	December 31,	September 30,	December 31,
	2023	2023	2022
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis *	$24,997	$25,902	$29,045
Loans on nonaccrual basis - Centric acquisition	14,475	22,022	—
Troubled debt restructured loans on accrual basis *	—	—	6,442
Total Nonperforming Loans and Leases	$39,472	$47,924	$35,487
Other real estate owned ("OREO")	422	765	534
Repossessions ("Repos")	1,024	762	454
Total Nonperforming Assets	$40,918	$49,451	$36,475
Loans past due in excess of 90 days and still accruing	9,436	2,484	1,991
Classified loans and leases	87,056	66,272	44,447
Criticized loans and leases	210,187	193,192	132,863

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.46%	0.56%	0.48%
Allowance for credit losses	$117,718	$134,337	$102,906
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$9,951	$1,664	$444	$18,701	$1,967
Real estate construction	—	—	—	—	(9)
Commercial real estate	4,579	166	182	6,126	1,718
Residential real estate	58	247	32	314	152
Loans to individuals	1,750	1,899	1,356	5,011	3,309
Net Charge-offs	$16,338	$3,976	$2,014	$30,152	$7,137

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.72%	0.18%	0.11%	0.35%	0.10%
Provision for credit losses as a percentage of net charge-offs	(11.42)%	148.01%	452.83%	13.80%	295.73%
Provision for credit losses	$(1,865)	$5,885	$9,120	$4,160	$21,106

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Interest income	$144,257	$139,885	$96,281	$529,998	$329,953
Adjustment to fully taxable equivalent basis (1)	314	313	290	1,237	1,049
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	144,571	140,198	96,571	531,235	331,002
Interest expense	48,520	42,128	8,254	144,322	17,732
Net interest income, (FTE) (1)	$96,051	$98,070	$88,317	$386,913	$313,270

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Net Income	$44,827	$39,231	$35,733	$157,063	$128,181
Intangible amortization	1,210	1,344	726	4,983	3,196
Tax benefit of amortization of intangibles	(254)	(282)	(152)	(1,046)	(671)
Net Income, adjusted for tax affected amortization of intangibles	$45,783	$40,293	$36,307	$161,000	$130,706

Average Tangible Equity:
Total shareholders' equity	$1,260,818	$1,249,441	$1,041,256	$1,226,873	$1,068,767
Less: intangible assets	386,896	387,782	312,634	380,016	313,451
Tangible Equity	873,922	861,659	728,622	846,857	755,316
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$873,922	$861,659	$728,622	$846,857	$755,316

(8)Return on Average Tangible Common Equity	20.78%	18.55%	19.77%	19.01%	17.30%

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022

Core Net Income:
Total Net Income	$44,827	$39,231	$35,733	$157,063	$128,181
Net securities gains	—	103	—	103	(2)
Tax benefit of net securities gains	—	(22)	—	(22)	—
Merger and acquisition related expenses	174	379	1,254	9,034	1,702
Tax benefit of merger and acquisition related expenses	(37)	(80)	(263)	(1,897)	(357)
COVID-19 related	—	—	33	—	151
Tax benefit of COVID-19 related	—	—	(7)	—	(32)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	10,653	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	(2,237)	—
Branch consolidation related	—	—	—	—	(104)
Tax benefit of branch consolidation related expenses	—	—	—	—	22
(5) Core net income	$44,964	$39,611	$36,750	$172,697	$129,561
Average Shares Outstanding Assuming Dilution	102,264,768	102,442,878	93,489,398	101,822,201	93,887,447
(6) Core Earnings per common share (diluted)	$0.44	$0.39	$0.39	$1.70	$1.38

Intangible amortization	1,210	1,344	726	4,983	3,196
Tax benefit of amortization of intangibles	(254)	(282)	(152)	(1,046)	(671)
Core Net Income, adjusted for tax affected amortization of intangibles	$45,920	$40,673	$37,324	$176,634	$132,086

(9) Core Return on Average Tangible Common Equity	20.85%	18.73%	20.32%	20.86%	17.49%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Core Return on Average Assets:
Total Net Income	$44,827	$39,231	$35,733	$157,063	$128,181
Total Average Assets	11,402,130	11,307,058	9,640,962	11,091,853	9,575,233
Return on Average Assets	1.56%	1.38%	1.47%	1.42%	1.34%

Core Net Income (5)	$44,964	$39,611	$36,750	$172,697	$129,561
Total Average Assets	11,402,130	11,307,058	9,640,962	11,091,853	9,575,233
(7) Core Return on Average Assets	1.56%	1.39%	1.51%	1.56%	1.35%

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Core Efficiency Ratio:
Total Noninterest Expense	$65,180	$67,413	$58,334	$269,917	$229,638
Adjustments to Noninterest Expense:
Intangible amortization	1,210	1,344	726	4,983	3,196
Merger and acquisition related	174	379	1,254	9,034	1,702
COVID-19 related	—	—	33	—	151
Branch consolidation related	—	—	—	—	(104)
Noninterest Expense - Core	$63,796	$65,690	$56,321	$255,900	$224,693

Net interest income, (FTE)	$96,051	$98,070	$88,317	$386,913	$313,270
Total noninterest income	24,297	24,826	24,309	96,609	98,708
Net securities gains	—	103	—	103	(2)
Total Revenue	120,348	122,999	112,626	483,625	411,976

Adjustments to Revenue:
Derivative mark-to-market	(13)	35	(27)	14	368
Total Revenue - Core	$120,361	$122,964	$112,653	$483,611	$411,608

(10)Core Efficiency Ratio	53.00%	53.42%	50.00%	52.91%	54.59%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	December 31,	September 30,	December 31,
	2023	2023	2022
Tangible Equity:
Total shareholders' equity	$1,314,274	$1,240,531	$1,052,074
Less: intangible assets	386,535	387,328	312,533
Tangible Equity	927,739	853,203	739,541
Less: preferred stock	—	—	—
Tangible Common Equity	$927,739	$853,203	$739,541

Tangible Assets:
Total assets	$11,459,488	$11,421,988	$9,805,666
Less: intangible assets	386,535	387,328	312,533
Tangible Assets	$11,072,953	$11,034,660	$9,493,133

(12)Tangible Common Equity as a percentage of Tangible Assets	8.38%	7.73%	7.79%

Shares Outstanding at End of Period	102,114,664	102,184,652	93,376,314
(11)Tangible Book Value Per Common Share	$9.09	$8.35	$7.92

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Pre-tax pre-provision income:
Net interest income	$95,737	$97,757	$88,027	$385,676	$312,221
Noninterest income	24,297	24,826	24,309	96,609	98,708
Noninterest expense	65,180	67,413	58,334	269,917	229,638
Pre-tax pre-provision income	$54,854	$55,170	$54,002	$212,368	$181,291

Net securities gains	$—	$103	$—	$103	$(2)
Merger and acquisition related expenses	174	379	1,254	9,034	1,702
COVID-19 related	—	—	33	—	151
Branch consolidation	—	—	—	—	(104)
Core pre-tax pre-provision income	$55,028	$55,652	$55,289	$221,505	$183,038

Net charge-offs	$16,338	$3,976	$2,014	$30,152	$7,137